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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in the Post-Effective Amendment Number 64 to the Registration Statement (Form N-1A, No. 33-4806), and to the incorporation by reference therein of our report dated December 8, 2003 with respect to the financial statements and financial highlights of Galaxy Prime Reserves, Galaxy Tax-Exempt Reserves, Galaxy Government Reserves, Galaxy Institutional Money Market Fund, Galaxy Institutional Government Money Market Fund and Galaxy Institutional Treasury Money Market Fund (six of the portfolios constituting The Galaxy Fund) included in the Galaxy Fund Annual Reports dated October 31, 2003.
                                                           /s/ ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP


Boston, Massachusetts
February 25, 2004